UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

Master Silicon Carbide Industries, Inc.
(Exact name of Registrant as specified in charter)

Delaware	000-52988	26-0291849
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

558 Lime Rock Road, Lakeville, Connecticut	06039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 435-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act  (17CFR230.425)
[  ]  Soliciting material pursuant to Rule14a-12 under the Exchange Act  (17CFR240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17CFR240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17CFR240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 2, 2008, Yili Carborundum USA, Inc. (“Yili US”), a Delaware corporation which is a wholly owned subsidiary of Master Silicon Carbide Industries, Inc. (the “Company”), acquired from Mr. Tie Li, for a cash purchase price of $10,000, all of the outstanding capital stock of C3 Capital, Limited, a company incorporated in the British Virgin Islands (“C3 Capital”). At the time the Company acquired C3 Capital, it had an agreement (the “Equity Interest Transfer Contract”) to purchase all of the equity interests in Yili Master Carborundum Production Co., Ltd., a company incorporated under the laws of the People’s Republic of China (the “PRC”). The Equity Interest Transfer Contract was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on September 8, 2008. Pursuant to the Equity Interest Transfer Contract, the Company paid RMB3.8 million (approximately US$555,560) (the “Purchase Price”) to the former shareholders of Yili China in September 2008 by using part of the financing proceeds from its $10,000,000 private placement closed on September 2, 2008 to complete the acquisition of Yili China. The acquisition of Yili China was closed on September 4, 2008 as evidenced by the Certificate of Approval issued by the government of Xinjiang Uygur Autonomous Region of the PRC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition and results of operations of Yili Master Carborundum Production Co., Ltd. (“Yili China” or “we”) should be read in conjunction with Yili China’s audited financial statements and the notes to those financial statements appearing elsewhere in this Report.

Certain statements in this Report, and the documents incorporated by reference herein, constitute forward-looking statements. Such forward-looking statements include statements, which involve risks and uncertainties, regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategy, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for, and use of, working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “project,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Overview

Master Silicon Carbide Industries, Inc. (“Master Silicon”) was incorporated on May 21, 2007, in the State of Delaware, as Paragon SemiTech USA, Inc.. Effective November 12, 2008, it changed to its current name Master Silicon Carbide Industries, Inc. to better reflect the business of Yili China, its indirectly wholly owned operating subsidiary in China.

Yili China was incorporated on April 30, 2005 under the laws of the People’s Republic of China, as Yili Master Carborundum Production Co., Ltd.

Yili China produces and sells in China high quality “green” silicon carbide and lower-quality “black” silicon carbide. Silicon carbide (“SiC”) is a kind of non-metallic compound which has special chemical properties and the same hardness as diamond. It is used in the superficial treatment industry. However, due to its characteristics of being extremely hard, chemically inert, and heat-resistant substance, SiC is enjoying wide use in many growing industries, including the mechanical, electronics, material and metallurgical industries. For example, pure SiC is a natural semiconductor and thus efforts are underway exploring the possibility of replacing silicon with SiC in the semiconductor industry. In recent years, SiC has been widely utilized in the solar energy (photovoltaic) industry, where it is used in precision cutting, pressure blasting, wire-sawing, and surface preparation, in addition to other processes.

Yili China’s present SiC production capacity is 3,000 tons per annum. It produced an aggregate of 1,250 tons of black SiC during the fiscal year ended June 30, 2007. It produced an aggregate of 1,835 tons green SiC and black SiC during the fiscal year ended June 30, 2008. It is anticipated that Yili China’s production capacity could reach 25,500 tons per year by the end of July 2009 when Yili China completes construction of three new 8,500-ton furnaces.

Recent Developments

As we described under Item 2.01.Completion of Acquisition or Disposition of Assets of this Report, Master Silicon acquired Yili China through its purchase of C3 Capital. The acquisition of Yili China was closed on September 4, 2008 as evidenced by the Certificate of Approval issued by the government of Xinjiang Uygur Autonomous Region of the PRC dated September 4, 2008 and Yili China became the indirectly wholly owned subsidiary of Master Silicon.

Yili China received approximately $8,700,000 in cash during the first quarter of 2009 from Master Silicon’s $10,000,000 private placement closed on September 2, 2008. Such proceeds will be used in the construction of three new 8500-ton furnaces. As of the date of this Report the Company had completed the following phases of the project: surveying, invitations for bids and recruitment of project managers. We anticipate our new production lines will be finished in July 2009 and commence trial production in August 2009.

Results of Operations for the Fiscal Year ended June 30, 2008 and 2007

The following table contains certain operating results of Yili China for the fiscal years ended June 30, 2008 and June 30, 2007.

	Fiscal Year Ended June 30, 2008	Fiscal Year Ended June 30, 2007
Net Revenues	$1,151,624	$725,939
Cost of Goods Sold	1,135,011	961,401
Gross Profit	16,613	(235,462)
Operating Expenses
Selling expenses	159	3,891
Research and development	11,752	124,132
General and administrative expenses	84,493	119,195
Total operating expenses	96,404	247,218

Loss from Operations	$(79,791)	$(482,680)
Total other (income) expense	1,408	3,947

Loss before taxes	(81,199)	(486,627)
Provision for income taxes	-	-

Net Loss	(81,199)	(486,627)

Net Sales

Our net sales for the fiscal year ended June 30, 2008 were $1,151,624, an increase of $425,685 or 58.6%, from our net sales of $725,939 for the fiscal year ended June 30, 2007. This increase is attributable to the following factors:

(i) We produced more products in fiscal year 2008 than 2007. Since Yili China was established only recently in 2005, we were still in the process of trial production during the first half of fiscal year 2007. At that time, we tried to improve our technical expertise and, as a result, production could not reach full capacity during such period.

(ii) The price of SiC in 2008 was much higher than that in 2007. In 2007, we only produced black SiC which was sold at an average price of $630 per ton. However, in 2008 we began producing green SiC which has a higher price comparing to that of black SiC and the price we received for sales of black SiC increased dramatically from 2007. In 2008, the sales price of green SiC reached $1,500 per ton and that of black SiC reached $800 per ton.

(iii) We increased in sales volume of existing products due to the expansion of our geographical market, our number of customers and as a result of our enhanced reputation in the fiscal year 2008.

Cost of Goods Sold

Cost of goods sold was primarily comprised of the cost of our raw materials and packaging materials, direct labor, manufacturing overhead expenses, inventory count loss and freight charges. The raw materials included quartz, petrol coke and electricity power which accounted for approximately 8%, 60% and 32%, respectively, of our total raw material cost. Our cost of goods sold for the fiscal year ended June 30, 2008 was $1,135,011, an increase of $173,610, or 18.1%, as compared to $961,401 for the fiscal year ended June 30, 2007. Cost of goods sold as a percentage of net sales were 98.6% and 132.4% for the fiscal years ended on June 30, 2008 and 2007, respectively. The increase in cost of goods sold was partly due to the increase in our sales volume. However, due to our lack of production expertise in the early production period, which resulted in low production efficiency and effectiveness, our cost of goods sold was higher than our net sales in fiscal year 2007. We considerably improved the efficiency of our production operations in 2008.

Gross Profit

Gross profit is equal to the difference between net sales and cost of goods sold. Our gross profit for the fiscal year ended June 30, 2008 was $16,613, an increase of $252,075, compared to $(235,462) in gross profit for the fiscal year ended June 30, 2007. The increase in gross profit was attributable to the increase in our net sales and the improvement of production efficiency.

Selling Expenses

Our selling expenses consisted primarily of salaries of sales personnel and related compensation, advertising and promotion expenses. Selling expenses were $159 for the fiscal year ended June 30, 2008 as compared to $3,891 for the fiscal year ended June 30, 2007, a decrease of $3,732 or approximately 95.9%. The decrease was partly attributable to a decrease in office supply due to our effective budget control.

Research and Development Expenses

Our research and development expenses refer to expenditures we incurred to improve our production processes and to improve their efficiency and effectiveness. Research and development expenses were $11,752 for the fiscal year ended June 30, 2008 as compared to $124,132 for the fiscal year ended June 30, 2007, a decrease of $112,380 or approximately 90.5%. We spent significantly more money on research and development in fiscal year of 2007 since trial production had just started then.

Operating and Administrative Expenses

Our operating and administrative expenses consisted primarily of rental expenses, related salaries, business development, depreciation and traveling expenses, legal and professional expenses. Operating and administrative expenses were $84,493 for the fiscal year ended June 30, 2008, as compared to $119,195 for the fiscal year ended June 30, 2007, a decrease of $34,702. The decrease included decreases in office supplies and salaries and benefits as a result of our employing tighter expense controls.

Operating Income (Loss)

Our operating loss was $79,791 for the fiscal year ended June 30, 2008, as compared to the operating loss of $482,680 for the fiscal ended June 30, 2007, a decrease of $402,889. The decrease in loss was primarily attributable to the increase in our sales of green SiC and the decrease in cost of goods sold and expenses as described above.

Income Taxes

PRC enterprise income tax is calculated based on taxable income determined under PRC GAAP. In accordance with the Income Tax Laws, a PRC domestic company is subject to enterprise income tax at the rate of 25% and value added tax at the rate of 17% for most of the goods sold.

Incorporated in Xinjiang province 2005, Yili China was subject to enterprise income tax at the rate of 25%. However, since Yili China had a deficit rather than retained earnings, we were not subject to income tax during the fiscal year 2008.

Net Income (Loss)

Net loss for the fiscal year ended June 30, 2008 was $81,199, a decrease of $405,428 from $486,627for the fiscal year ended June 30, 2007. The decrease in net loss was attributable to the increase in net sales and decrease in costs and expenses as described above.

Liquidity and Capital Resources

As of June 30, 2008, Yili China had cash and cash equivalents of $5,863. As of the date of this Report, the management of Yili China believes that Yili China may need additional approximately $7 million to complete its construction of three new 8500-ton furnaces by July 2009. We may seek additional financing, which may include debt and/or equity financing. There can be no assurance that any additional financing will be available on acceptable terms, if at all. Any equity financing may result in dilution to existing stockholders and any debt financing may include restrictive covenants.

The following table sets forth a summary of Yili China’s cash flows for the periods indicated:

	Fiscal Year Ended June 30
	2008	2007
Net cash provided by/(used in) operating activities	(310,889)	216,421
Net cash used in investing activities	(9,539)	(42,413)
Net cash provided by financing activities	248,735	(88,338)
Effect of exchange rate change on cash and cash equivalents	3,229	(12,942)
Net increase in cash and cash equivalents	(68,464)	72,728
Cash and cash equivalents, beginning balance	74,327	1,599
Cash and cash equivalents, ending balance	5,863	74,327

Operating Activities

Net cash used in operating activities was $310,889 for the fiscal year ended June 30, 2008, a decrease of $527,310 from $216,421 of net cash provided by operating activities for the fiscal year ended June 30, 2007. The decrease was mainly due to the increase of inventories and payment of accrued expenses.

Investing Activities

Net cash used in investing activities in the fiscal year ended June 30, 2008 was $9,539, which was a decrease of $32,874 from $42,413 for the fiscal year ended June 30, 2007, due to low demand for purchase of equipment.

Financing Activities

Net cash provided by financing activities in the fiscal year ended June 30, 2008 totaled $248,735 as compared to $88,338 of net cash used in financing activities for the fiscal year ended June 30, 2007. The increased $337,073 of the cash provided by financing activities was mainly attributable to advances from shareholders.

Accounts Receivable

Yili China had $1,202 in accounts receivable as of June 30, 2008. It maintains strict credit controls and extend unsecured credit only to relatively large customers with a good credit history. We only extended 30 day trade credits to our large customers. We generally require that new or small customers pay in advance.

Inventories

Inventories consisted of the following as of June 30, 2008 and June 30, 2007:

	2008	2007

Raw materials	$108,411	$44,092

Work in process	42,327	17,012

Finished goods	159,662	100,437

Less: provision for obsolescence	-	-
Inventories, net	$310,400	$161,541

The raw materials mainly include quartz and petrol coke which account for more than 95% of our total raw materials inventory. We obtain all of our quartz from a local company in Xinjiang province. Petrol coke comes from the Sinopec group which is the biggest petrol company of China. We have not, in recent years, experienced any significant shortages of raw materials and normally do not carry inventories of these items in excess of what is reasonably required to meet our production and shipping schedules.

Property and Equipment

The following is a summary of property and equipment at June 30 2008 and June 30, 2007:

	2008	2007

Buildings	$270,309	$243,573
Machinery and Equipment	648,317	576,967
Motor Vehicles	22,299	20,093
Office equipment	2,585	959

Less: accumulated depreciation	149,725	65,700
Property and equipment, net	$793,785	$775,892

Accounts Payable

Accounts payable amounted to $795,563 and $700,505 at June 30, 2008 and June 30, 2007. These payables primarily resulted from our purchases of raw materials. Our biggest supplier was Yihe power centre which was the supplier accounting for more than 80% of total amount of accounts payable as of June 30, 2008 and June 30, 2007.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon Yili China's consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Yili China's financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Yili China believes that the following reflect the more critical accounting policies that currently affect Yili China's financial condition and results of operations:

Revenue recognition

Product sales are recognized when the products are shipped and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). All of Yili China's products that are sold in the PRC are subject to a Chinese VAT at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by Yili China on raw materials and other materials included in the cost of producing its finished products.

Property, Plant and Equipment

Building, plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded utilizing the straight-line method over the estimated original useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales.

Long-term assets of Yili China are reviewed annually as to whether their carrying value has become impaired.

Bad debts

Yili China's business operations are conducted in the People's Republic of China. Yili China generally extends unsecured credit only to its relatively large customers with good credit history. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end. Because we only extend trade credits to our largest customers, who tend to be well-established and large sized businesses, we have not experienced any write-off of accounts receivable in the past. Thus, we elected not to provide for any bad debt allowance and considered all accounts receivable collectable.

Off-Balance Sheet Arrangements

Yili China has not engaged in any off-balance sheet transactions since its inception.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	The financial statements for the fiscal years ended June 30, 2007 and 2006 of Yili China are appended to this report as exhibit 99.1.

99.2	Unaudited pro forma financial information for Master Silicon Carbide Industries, Inc. for the fiscal years ended June 30, 2007 and 2006 is appended to this report as exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2008

Master Silicon Carbide Industries, Inc.
(Registrant)
By:	/s/ Mary E. Fellows
Mary E. Fellows
Title: Executive Vice President and Secretary